Registration No. 333- ___________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ROLLINS, INC.
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
       Delaware                                                51-0068479
       --------                                                ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                 2170 Piedmont Road, N.E. Atlanta, Georgia 30324
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                Rollins, Inc. 1998 Employee Stock Incentive Plan
                ------------------------------------------------
                            (Full title of the plan)

                               R. Randall Rollins
                              Chairman of the Board
                            2170 Piedmont Road, N.E.
                             Atlanta, Georgia 30324
                ------------------------------------------------
                     (Name and address of agent for service)

                                 (404) 888-2000
                ------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                           B. Joseph Alley, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8688

                        CALCULATION OF REGISTRATION FEE*
--------------------------------------------------------------------------------
    Title of      Amount    Proposed maximum   Proposed maximum      Amount of
securities to     to be     offering price    aggregate offering   registration
be registered   registered    per share             price              fee*
--------------------------------------------------------------------------------
Common Stock
$1.00 Par Value  1,800,000 Shares  $18.00        $32,400,000        $8,553.60
--------------------------------------------------------------------------------


* Calculated pursuant to Rule 45(c) and (h), based upon the average of the high and low prices reported for the common stock on the New York Stock Exchange on October 31, 2000.

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

         Item 3. Incorporation of Documents by Reference.

         The following documents are incorporated by reference in the registration statement:

         (a) The registrant's annual report on Form 10-K for the year ended December 31, 1999 as amended by the Form 10-K/A filed with the Commission on November 3, 2000;

         (b) The registrant's Form 10-Q for the quarter ended March 31, 2000;

         (c) The registrant's Form 10-Q for the quarter ended June 30, 2000;

         (d) The registrant's Form 8-K dated August 18, 2000 (filed September 14, 2000);

         (e) The description of the registrant's common stock contained in the registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

         (f) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         Item 4.  Description of Securities.

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.

         The registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides for indemnification of officers, directors and other persons for losses and expenses incurred under certain circumstances. The registrant's ByLaws provide for indemnification of officers, directors and the registrant's general counsel to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

         The following exhibits are furnished as part of this registration statement:

EXHIBIT NO.                 EXHIBITS

4                           Form of Common Stock Certificate of Rollins, Inc.
                            (Incorporated by reference to Exhibit 4 to the Registrant's Form 10-K for the year ended December 31, 1999)

5* Opinion of Arnall Golden & Gregory, LLP regarding legality

23(a)* Consent of Arnall Golden & Gregory, LLP (included in Exhibit No. 5)

23(b)*                      Consent of Arthur Andersen LLP

99.1 Rollins, Inc. 1998 Employee Stock Incentive Plan (Incorporated by reference to Exhibit A to the Definitive Proxy Statement filed with the Securities and Exchange Commission on March 25, 1998)

----------
* Filed herewith

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 3, 2000.

                               ROLLINS, INC.

                               By: /s/ R. Randall Rollins
                                       ------------------
                                       R. Randall Rollins
                                       Chairman of the Board of
                                       Directors

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints R. Randall Rollins and Gary W. Rollins, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                          Title                         Date
      ---------                          -----                         ----

/s/ R. Randall Rollins     Chairman of the Board and            November 3, 2000
----------------------      Chief Executive Officer
R. Randall Rollins         (Principal Executive  Officer)

/s/ Harry J. Cynkus        Chief Financial Officer and          November 3, 2000
----------------------      Treasurer
Harry J. Cynkus            (Principal Financial and
                             Accounting Officer)

/s/ Gary W. Rollins        Director                             November 3, 2000
----------------------
Gary W. Rollins

/s/ Henry B. Tippie        Director                             November 3, 2000
----------------------
Henry B. Tippie

/s/ Wilton Looney          Director                             November 3, 2000
----------------------
Wilton Looney

/s/ James B. Williams      Director                             November 3, 2000
----------------------
James B. Williams

/s/ Bill J. Dismuke        Director                             November 3, 2000
----------------------
Bill J. Dismuke

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